EXHIBIT B-1
                                                                     -----------





                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

                                     BETWEEN

                             ALLEGHENY ENERGY, INC.

                                       AND

                               [----------------]

                                TABLE OF CONTENTS



RECITALS.......................................................................1

                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                      THE IPO AND ACTIONS PENDING THE IPO
   Section 2.1   Preliminary Filings and Agreements in connection with IPO.....4
   Section 2.2   Use of Proceeds...............................................5
   Section 2.3   Cooperation...................................................5
   Section 2.4   Conditions Precedent to Consummation of the IPO...............5

                                   ARTICLE III
                                   SEPARATION
   Section 3.1   Separation Date...............................................7
   Section 3.2   Closing of Transactions.......................................7
   Section 3.3   Exchange of Secretary's Certificates..........................7

                                   ARTICLE IV
           DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE
   Section 4.1   Documents to Be Delivered By Allegheny........................7
   Section 4.2   Documents to Be Delivered By Supply Holdco....................8

                                    ARTICLE V
                                THE DISTRIBUTION
   Section 5.1   The Distribution..............................................8
   Section 5.2   Actions Prior to the Distribution.............................9
   Section 5.3   Sole Discretion of Allegheny..................................9
   Section 5.4   Conditions to Distribution...................................10
   Section 5.5   Fractional Shares............................................10

                                   ARTICLE VI
                           COVENANTS AND OTHER MATTERS
   Section 6.1   Other Agreements.............................................11
   Section 6.2   Further Acts and Assurances..................................11
   Section 6.3   Agreement For Exchange of Information........................12
   Section 6.4   Auditors and Audits; Annual and Quarterly Statements
                 and Accounting...............................................14
   Section 6.5   Consistency with Past Practices..............................16
   Section 6.6   Payment of Expenses..........................................16
   Section 6.7   Dispute Resolution...........................................16

   Section 6.8   Regulatory Approvals.........................................17
   Section 6.9   Regulatory Effect of Distribution............................17
   Section 6.10  Continuance of Allegheny Credit Support......................17
   Section 6.11  Assignment of Agreements.....................................18

                                   ARTICLE VII
                                  MISCELLANEOUS
   Section 7.1   LIMITATION OF LIABILITY......................................19
   Section 7.2   Entire Agreement.............................................19
   Section 7.3   Governing Law................................................19
   Section 7.4   Termination..................................................19
   Section 7.5   Notices......................................................19
   Section 7.6   Counterparts.................................................20
   Section 7.7   Binding Effect; Assignment...................................20
   Section 7.8   Severability.................................................20
   Section 7.9   Failure or Indulgence Not Waiver; Remedies Cumulative........20
   Section 7.10  Amendment....................................................20
   Section 7.11  Authority....................................................20
   Section 7.12  Interpretation...............................................20
   Section 7.13  Conflicting Agreements.......................................21

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT


       MASTER SEPARATION AND DISTRIBUTION AGREEMENT (this "Agreement") dated as of [________], between Allegheny Energy, Inc., a Maryland corporation
("ALLEGHENY"), and [________], a Maryland corporation ("SUPPLY HOLDCO"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

                                    RECITALS

       WHEREAS, Allegheny and Allegheny Energy Supply Company, LLC ("AE SUPPLY"), together with other subsidiaries of Allegheny, filed an application and declaration on Form U-1 on July 23, 2001 (such form, as amended through the date hereof, the "U-1 APPLICATION") under the Public Utility Holding Company Act of 1935 (the "ACT") seeking authorization to, among other things (i) restructure AE Supply and create a new holding company, Supply Holdco, for AE Supply's operations, (ii) effect an initial public offering of the common stock ("IPO") of Supply Holdco, (iii) implement an employee stock option plan for Supply Holdco, and issue options thereunder to satisfy outstanding contractual obligations, (iv) distribute the voting securities of Supply Holdco to the common stockholders of Allegheny within 24 months following the completion of the IPO, and (v) engage in other transactions related to the IPO and the Distribution;

       WHEREAS, pursuant to the authority sought in the U-1 Application, it is proposed that the Pre-IPO Reorganization Transactions (as defined below in Section 2.4(f)) be entered into and that the other matters pertaining to the IPO, the Separation and Distribution occur, all as more fully described in the U-1 Application;

       WHEREAS, the Boards of Directors of Allegheny and Supply Holdco have each determined that it would be appropriate and desirable for Allegheny to separate the Supply Holdco Business from the Allegheny Business on the Separation Date (the separation of the businesses as contemplated by this Agreement and the Ancillary Agreements, the "SEPARATION");

       WHEREAS, Allegheny currently contemplates that, within 24 months following the IPO, Allegheny will distribute to the holders of its common stock, by means of a pro rata distribution, all of the voting securities of Supply Holdco Common Stock then owned by Allegheny, as more fully described in the U-1 Application (the "DISTRIBUTION");

       WHEREAS, Allegheny and Supply Holdco intend to implement the Distribution on a tax-free basis in accordance with the requirements of Section 355 of the Internal Revenue Code of 1986, as amended (the "CODE"); and

       WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the Separation and Distribution.

       NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

       "Act" has the meaning specified in the first Recital.

       "AE Supply" has the meaning specified in the first Recital.

       "Allegheny Business" means any business and operations of Allegheny and its Subsidiaries other than the Supply Holdco Business.

       "Allegheny Group" means Allegheny and each Subsidiary of Allegheny (other than any entity in the Supply Holdco Group) immediately after the Separation Date and each Person that becomes a subsidiary of Allegheny (other than any entity in the Supply Holdco Group) after the Separation Date.

       "Allegheny's Auditors" means Allegheny's independent certified public accountants referred to Section 6.4(b).

       "Ancillary Agreements" has the meaning set forth in Section 4.1 hereof.

       "Business Day" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of Maryland are authorized or obligated by law or executive order to close.

       "Code" has the meaning set forth in the fifth Recital hereof.

       "Commission" means the Securities and Exchange Commission.

       "Common Stock" means 2 billion shares of authorized common stock, par value $0.01 per share, of Supply Holdco.

       "Credit Support Arrangements" has the meaning set forth in Section 6.10.

       "Disputes" has the meaning set forth in Section 6.7 hereof.

       "Distribution" has the meaning set forth in the fourth Recital hereof.

       "Distribution Agent" has the meaning set forth in Section 5.1(a) hereof.

       "Distribution Date" has the meaning set forth in Section 5.1(a) hereof.

       "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

       "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books,
contracts,   instruments,   surveys,  discoveries,
ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

       "IPO" has the meaning set forth in the first Recital.

       "IPO Closing Date" means the date of the closing of the IPO upon satisfaction of the conditions of Article II hereof.

       "IPO Registration Statement" means the registration statement relating to the IPO on Form S-1 filed pursuant to the Securities Act of 1933.

       "NYSE" means the New York Stock Exchange.

       "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "Predecessor Transactions" means the transactions that have not, as of the Separation Date, been consummated in connection with (a) the West Penn Power Company, AYP Energy, Inc. and The Potomac Edison Company transfer to AE Supply of all of their generating assets and related liabilities and (b) the Monongahela Power Company transfer to AE Supply of all of its generating assets and related liabilities, other than the West Virginia jurisdictional generating assets and liabilities.

       "Record Date" means the close of business on the date to be determined by the Board of Directors of Allegheny as the record date for determining the stockholders of Allegheny entitled to receive shares of Common Stock of Supply Holdco at Distribution.

       "Regulatory Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Regulatory Authority.

       "Regulatory Authority" shall mean any federal, state or local government, department, commission, board, bureau, agency, official or other regulatory, administrative or regulatory authority.

       "Regulatory Proceeding" means filings, notices, adjudicatory proceedings, rule makings, enforcement actions before an agency or in court relating to regulatory activity, and any other proceeding at or before any regulatory or administrative agency. The term shall also refer to appellate activities with respect to any of the foregoing, including actions seeking injunctions, writs of mandamus and appeals.

       "Separation" has the meaning set forth in the third Recital hereof.

       "Separation Date" has the meaning set forth in Section 3.1 hereof.

       "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

       "Supply Holdco Auditors" means Supply Holdco's independent certified public accountants referred within Section 6.4(a).

       "Supply Holdco Business" means (a) the business and operations of Supply Holdco and its Subsidiaries at the Separation Date and (b) the business and operations of Supply Holdco and its Subsidiaries after giving effect to and the consummation of the Pre-IPO Reorganization Transactions set forth in and as contemplated by the U-1 Application.

       "Supply Holdco Group" means Supply Holdco and each Subsidiary of Supply Holdco immediately after the Separation Date and each Person that becomes a subsidiary of Supply Holdco after the Separation Date.

       "U-1 Application" has the meaning set forth in the first Recital hereof.

       "Underwriters" means the underwriters of the IPO.

       "Underwriting Agreement" has the meaning set forth in Section 2.1(b) hereof.

                                   ARTICLE II

                       THE IPO AND ACTIONS PENDING THE IPO

       Section 2.1 PRELIMINARY FILINGS AND AGREEMENTS IN CONNECTION WITH IPO. Subject to the conditions specified in Section 2.4, Allegheny and Supply Holdco shall use their reasonable commercial efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this Section 2.1:

              (a) REGISTRATION STATEMENT. Supply Holdco shall prepare or cause to be prepared and file with the Commission the IPO Registration Statement, together with exhibits, any prospectus relating thereto, any amendments to the IPO Registration Statement (including pre-effective and post-effective amendments) and shall respond promptly to any comments of the Commission, in order to cause the IPO Registration Statement to become and remain effective as required by law. Allegheny and Supply Holdco shall also cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Common Stock of Supply Holdco under the Exchange Act, and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement.

              (b) UNDERWRITING AGREEMENT. Supply Holdco and Allegheny shall enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT"), in form and substance reasonably satisfactory to Supply Holdco and Allegheny and shall comply with its obligations thereunder.

              (c) OTHER MATTERS. Allegheny and Supply Holdco shall consult with each other and the Underwriters regarding the timing, pricing and other material matters with respect to the IPO.

              (d) BLUE SKY. Supply Holdco shall use its reasonable commercial efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws of the United States in connection with the IPO.

              (e) NYSE LISTING. Supply Holdco shall prepare, file and use reasonable commercial efforts to seek to make effective, an application for listing of the Common Stock of Supply Holdco issued in the IPO on the NYSE, subject to official notice of issuance.

       Section 2.2 USE OF PROCEEDS. The proceeds of the IPO will be used by Supply Holdco for (i) general corporate purposes, including supporting the development and construction of new generating facilities and the acquisition of existing generating facilities or development projects, (ii) repayment of indebtedness of Supply Holdco, (iii) supporting the operations of Supply Holdco Subsidiaries or (iv) funding environmental capital expenditures.

       Section 2.3 COOPERATION. Supply Holdco shall consult with, and cooperate in all respects with, Allegheny in connection with the pricing of the Common Stock of Supply Holdco to be offered in the IPO and shall, at Allegheny's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

       Section 2.4 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. As soon as practicable after the Separation Date, the parties hereto shall use their reasonable commercial efforts to satisfy the conditions listed below to the consummation of the IPO:

              (a) REGISTRATION STATEMENT. The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

              (b) BLUE SKY. The actions and filings with regard to state securities and blue sky laws of the United States described in Section 2.1(d) shall have been taken and, where applicable, have become effective or been accepted.

              (c) NYSE LISTING. The Common Stock of Supply Holdco to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance.

              (d) UNDERWRITING AGREEMENT. Supply Holdco and Allegheny shall each have entered into an Underwriting Agreement and all conditions to the obligations of Supply Holdco and the Underwriters shall have been satisfied or waived.

              (e) COMMON STOCK OWNERSHIP. Allegheny shall be satisfied in its sole discretion that it will own more than 80% of the outstanding Common Stock of Supply Holdco following the IPO. All other conditions to permit the Distribution to qualify as a tax-free distribution to Allegheny, Supply Holdco, and Allegheny's stockholders shall, to the extent applicable as of the time of the IPO, be satisfied, and there shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

              (f) REGULATORY APPROVALS. Any Regulatory Approval (including approval of the U-1 Application) necessary to create Supply Holdco and other entities and effect corporate reorganization transactions; transfer assets and properties and reorganize the Supply Holdco Group; and transfer related properties, rights and interests, all as more particularly described in Section 1.4 of the U-1 Application (collectively, the "PRE-IPO REORGANIZATION TRANSACTIONS") and approval of the IPO as more particularly described in Section 1.5 of the U-1 Application shall continue to be in full force and effect.

              (g) CONSUMMATION OF PREDECESSOR TRANSACTIONS AND PRE-IPO REORGANIZATION TRANSACTIONS. All actions by the appropriate parties hereto or any of their Subsidiaries necessary to give effect to the Pre-IPO Reorganization Transactions as approved by the Commission and the Predecessor Transactions have been taken and the transactions contemplated thereby have been consummated.

              (h) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal constraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement shall be in effect.

              (i) OTHER ACTIONS. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

              (j)    NO   TERMINATION.   This  Agreement  shall  not  have  been
       terminated.

                                   ARTICLE III

                                   SEPARATION

       Section 3.1 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the Separation Date of each undertaking or agreement in connection with the Separation shall be the later of November 1, 2001 and the date that is seven (7) Business Days after the date the Commission grants approval of the U-1 Application (the "SEPARATION DATE").

       Section 3.2 CLOSING OF TRANSACTIONS. Unless otherwise provided herein, the closing of the transactions contemplated in Article IV shall occur by the lodging of each of the executed agreements, instruments or other documents to be executed pursuant to this Agreement with Sullivan & Cromwell, 125 Broad St., New York, NY 10004-2498, to be held in escrow for delivery as provided in Section
4.1 of this Agreement.

       Section 3.3 EXCHANGE OF SECRETARY'S CERTIFICATES. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Allegheny in the form attached to this Agreement as EXHIBIT A, Sullivan & Cromwell shall deliver to Supply Holdco on behalf of Allegheny all of the items required to be delivered by Allegheny pursuant to Section 4.1 of this Agreement and each such item shall be deemed to be delivered to Supply Holdco as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Supply Holdco in the form attached to this Agreement as EXHIBIT B, Sullivan & Cromwell shall deliver to Allegheny on behalf of Supply Holdco all of the items required to be delivered by Supply Holdco pursuant to
Section 4.2 and each such item shall be deemed to be delivered to Allegheny as of the Separation Date upon receipt of such certificate.

                                   ARTICLE IV

           DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

       Section 4.1 DOCUMENTS TO BE DELIVERED BY ALLEGHENY. On the Separation Date, Allegheny will deliver, or will cause its appropriate Subsidiaries to deliver, to Supply Holdco all of the following agreements (collectively, and together with all agreements and documents contemplated by this Agreement and any agreements or documents to be delivered in connection with the Pre-IPO Reorganization Transactions, the "ANCILLARY AGREEMENTS"):

              (a) A duly executed Intellectual Property Ownership Agreement substantially in the form attached hereto as EXHIBIT C;

              (b) A duly executed Employee Matters Agreement substantially in the form attached hereto as EXHIBIT D;

              (c) A duly executed Tax Indemnification Agreement substantially in the form attached hereto as EXHIBIT E;

              (d)    A   duly   executed    Transitional    Services   Agreement
       substantially in the form attached hereto as EXHIBIT F;

              (e)    A   duly   executed   Confidential   Disclosure   Agreement
       substantially in the form attached hereto as EXHIBIT G;

              (f) A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as EXHIBIT H;

              (g) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

       Section 4.2 DOCUMENTS TO BE DELIVERED BY SUPPLY HOLDCO. As of the Separation Date, in each case where Supply Holdco or any of its Subsidiaries is a party to any agreement, document or instrument referred to in Section 4.1, Supply Holdco will or will cause its appropriate Subsidiaries to deliver to Allegheny a duly executed counterpart of such agreement or instrument.

                                    ARTICLE V

                                THE DISTRIBUTION

       Section 5.1   THE DISTRIBUTION.

              (a) DELIVERY OF SHARES FOR DISTRIBUTION. Subject to Section 5.4 hereof, on or prior to the date the Distribution is effective (the "DISTRIBUTION DATE"), Allegheny will deliver to the distribution agent to be appointed by Allegheny, or if no distribution agent is appointed, then Allegheny (the "DISTRIBUTION AGENT"), will distribute to the stockholders of Allegheny the shares of Common Stock of Supply Holdco held by Allegheny pursuant to the Distribution for the benefit of holders of record of common stock of Allegheny on the Record Date, a single stock certificate, endorsed by Allegheny in blank, representing all of the outstanding shares of Common Stock of Supply Holdco then owned by Allegheny, and shall cause the transfer agent for the shares of common stock of Allegheny to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of Common Stock of Supply Holdco to each such holder or designated transferee or transferees of such holder.

              (b) SHARES RECEIVED. Subject to Sections 5.4 and 5.5, each holder of common stock of Allegheny on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Common Stock of Supply Holdco equal to the number of shares of common stock of Allegheny held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of Common Stock of

       Supply Holdco beneficially owned by Allegheny on the Record Date and the denominator of which is the number of shares of common stock of Allegheny outstanding on the Record Date.

              (c) OBLIGATION TO PROVIDE INFORMATION. Supply Holdco and Allegheny, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

       Section 5.2   ACTIONS PRIOR TO THE DISTRIBUTION.

              (a) INFORMATION STATEMENT. Allegheny and Supply Holdco shall prepare and mail, prior to the Distribution Date, to the holders of common stock of Allegheny such information concerning Supply Holdco and the Distribution and such other matters as Allegheny shall reasonably determine are necessary and as may be required by law. Allegheny and Supply Holdco will prepare, and Supply Holdco will, to the extent required under applicable law, file with the Commission any such documentation which Allegheny and Supply Holdco determine is necessary or desirable to effectuate the Distribution, and Allegheny and Supply Holdco shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

              (b) BLUE SKY. Allegheny and Supply Holdco shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States in connection with the Distribution.

              (c) NYSE LISTING. Supply Holdco shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the listing of the Common Stock of Supply Holdco to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

              (d) CONDITIONS. Allegheny and Supply Holdco shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 5.4 to be satisfied and to effect the Distribution on the Distribution Date.

       Section 5.3 SOLE DISCRETION OF ALLEGHENY. Allegheny currently intends, following the consummation of the IPO, to complete the Distribution within twenty-four (24) months of the IPO Closing Date. Allegheny shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Allegheny may at any time and from time to time until the completion of the Distribution decide to abandon the Distribution or modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Supply Holdco shall cooperate with Allegheny in all respects to accomplish the Distribution and shall, at Allegheny's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the Common Stock of Supply Holdco on an appropriate registration form or forms to be designated by Allegheny. Allegheny shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Allegheny; PROVIDED, HOWEVER, that nothing herein shall prohibit Supply Holdco from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

       Section 5.4 CONDITIONS TO DISTRIBUTION. The following are conditions to the consummation of the Distribution. The conditions are for the sole benefit of Allegheny and shall not give rise to or create any duty on the part of Allegheny or the Allegheny Board of Directors to waive or not waive any such condition:

              (a) IRS RULING. Allegheny shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to Allegheny (in its sole discretion), and such ruling shall remain in effect as of the Distribution Date, to the effect that (i) the distribution by Allegheny of all of its Supply Holdco Common Stock to the stockholders of Allegheny will qualify as a tax-free distribution under
       Section 355 of the Code, and (ii) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of Allegheny upon their receipt of Supply Holdco Common Stock pursuant to the Distribution.

              (b) REGULATORY APPROVALS. Any Regulatory Approvals necessary to consummate the Distribution shall have been obtained and be in full force and effect.

              (c) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Allegheny shall have occurred or failed to occur that prevents the consummation of the Distribution.

              (d) NO MATERIAL ADVERSE EFFECT. No other events or developments shall have occurred subsequent to the IPO Closing Date that, in the judgment of the Board of Directors of Allegheny, would result in the Distribution having a material adverse effect on Allegheny or on the stockholders of Allegheny.

       Section 5.5 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, Allegheny shall direct the Distribution Agent to determine the number of whole shares and fractional shares of Common Stock of Supply Holdco allocable to each holder of record or beneficial owner of common stock of Allegheny as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Allegheny, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Allegheny and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of Allegheny that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                   ARTICLE VI

                           COVENANTS AND OTHER MATTERS

       Section 6.1 OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments annexed to this Agreement, Allegheny and Supply Holdco agree to execute and deliver, or to use their reasonable commercial efforts to cause to be executed and delivered by the appropriate parties, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

       Section 6.2   FURTHER ACTS AND ASSURANCES.

              (a) At the request of Supply Holdco and without further consideration, from time to time, Allegheny will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Supply Holdco and its Subsidiaries, as the case may be, such agreements, leases, applications, filings and instruments of transfer, conveyance, assignment, substitution and confirmation and take or cause to be taken all actions, and do, or cause to be done, all things as Supply Holdco may deem necessary, proper or advisable to consummate and make effective the transfer, conveyance and assignment to Supply Holdco and its Subsidiaries and confirm Supply Holdco's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Supply Holdco and its Subsidiaries pursuant to the Predecessor Transactions, the Pre-IPO Reorganization Transactions, the terms of this Agreement, the Ancillary Agreements, and any agreement, document or instrument referred to in the foregoing or contemplated thereby; and to put Supply Holdco and its Subsidiaries in actual possession and operating control thereof and to permit Supply Holdco and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained).

              (b)    At  the   request  of   Allegheny   and   without   further
       consideration, from time to time, Supply Holdco will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Allegheny and its Subsidiaries, as the case may be, all agreements,
       leases,  applications,   filings,  instruments,
       assumptions, releases, novations, undertakings, substitutions or other documents and take or cause to be taken all actions, and do, or cause to be done, all things as Allegheny may deem necessary, proper or advisable to have Supply Holdco fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Supply Holdco in connection with the Predecessor Transactions, the Pre-IPO Reorganization Transactions, the terms of this Agreement, any Ancillary Agreement, or any agreement, document or instrument in connection with the foregoing or contemplated thereby and to relieve the Allegheny Group of any liability or obligation with respect thereto or contemplated thereby and evidence the same to third parties.

              (c) Neither Allegheny nor Supply Holdco shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each party, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

       Section 6.3 AGREEMENT FOR EXCHANGE OF INFORMATION. Subject to the Confidential Disclosure Agreement (substantially in the form attached hereto as EXHIBIT G) and subject to providing the contemplated information only to those persons who require such information in the course of their duties, each of Allegheny and Supply Holdco (each a "party" for the purposes of this Section 6.3) agree to provide, or cause to be provided, to each other, at any time before or after the Separation Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party by a Regulatory Authority having jurisdiction over the requesting party or otherwise required by law, (ii) for use in any Regulatory Proceeding, judicial proceeding or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of Allegheny or Supply Holdco as it relates to the conduct of such businesses up to and until the date specified in
Article 4 of the Transitional Services Agreement (substantially in the form attached hereto as EXHIBIT F), as the case may be; PROVIDED, HOWEVER, that in the event that either party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

              (a) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. After the Separation Date, each party shall (i) maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Regulatory Authority.

              (b) OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this Section 6.3 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

              (c) RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Section 6.3 and other provisions of this Agreement after the Separation Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Separation Date substantially in accordance with its policies as in effect on the Separation Date. However, except as set forth in the Tax Indemnification Agreement, at any time after the Separation Date, each party hereto may amend its respective record retention policies at such party's discretion; PROVIDED, HOWEVER, that if a party desires to effect the amendment within three (3) years after the Separation Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date and thereafter comes into existence prior to the termination date specified in Article 4 of the Transitional Services Agreement (substantially in the form attached hereto as EXHIBIT F) (other than Information that is permitted to be destroyed under the current record retention policy of such party as in effect on the Separation Date) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

              (d) LIMITATION OF LIABILITY. No party shall have any liability to the other party in the event that any Information exchanged or provided pursuant to this Section is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to the other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of Section 6.3(c).

              (e) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Section 6.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

              (f) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the Separation Date, except in the case of a judicial proceeding or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under Section 6.7(b) or otherwise), each party hereto shall use its reasonable commercial efforts to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Regulatory Proceeding, judicial proceeding or other proceeding in which the requesting party may from time to time be involved, regardless of whether such Regulatory Proceeding, judicial proceeding or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

       Section 6.4 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party hereto agrees that, for so long as Supply Holdco remains a Subsidiary of Allegheny, and with respect to any financial reporting period during which Supply Holdco or AE Supply was a Subsidiary of Allegheny:

              (a) SELECTION OF AUDITORS. Supply Holdco shall not select a different accounting firm than the firm selected by Allegheny to audit its financial statements to serve as its independent certified public accountants (the "SUPPLY HOLDCO AUDITORS") for purposes of providing an opinion on its consolidated financial statements without Allegheny's prior written consent (which shall not be unreasonably withheld).

              (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. Supply Holdco shall use its reasonable commercial efforts to enable the Supply Holdco Auditors to complete their audit such that they will date their opinion on Supply Holdco's audited annual financial statements on the same date that Allegheny's independent certified public accountants ("ALLEGHENY'S AUDITORS") date their opinion on Allegheny's audited annual financial statements; and to enable Allegheny to meet its timetable for the printing, filing and public dissemination of Allegheny's annual financial statements. Supply Holdco shall use its reasonable commercial efforts to enable the Supply Holdco Auditors to complete their quarterly review procedures such that they will provide clearance on Supply Holdco's quarterly financial statements on the same date that Allegheny's Auditors provide clearance on Allegheny's quarterly financial statements.

              (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. Supply Holdco shall provide to Allegheny on a timely basis all Information that Allegheny reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Allegheny's annual and quarterly financial statements. Without limiting the generality of the foregoing, Supply Holdco will provide all required financial Information with respect to Supply Holdco and its Subsidiaries to the Supply Holdco Auditors in a sufficient and reasonable time and in sufficient detail to permit the Supply Holdco Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Allegheny's Auditors with respect to Information to be included or contained in Allegheny's annual and quarterly financial statements. Similarly, Allegheny shall provide to Supply Holdco on a timely basis all Information that Supply Holdco reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Supply Holdco's annual and quarterly financial statements. Without limiting the generality of the foregoing, Allegheny will provide all required financial Information with respect to Allegheny and its Subsidiaries to Allegheny's Auditors in a sufficient and reasonable time and in sufficient detail to permit Allegheny's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to the Supply Holdco Auditors with respect to Information to be included or contained in Supply Holdco's annual and quarterly financial statements.

              (d) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. Supply Holdco shall authorize the Supply Holdco Auditors to make available to Allegheny's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Supply Holdco and work papers related to the annual audits and quarterly reviews of Supply Holdco, in all cases within a reasonable time prior to the Supply Holdco Auditors' opinion date, so that Allegheny's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Supply Holdco Auditors as it relates to Allegheny's Auditors' report on Allegheny's financial statements, all within sufficient time to enable Allegheny to meet its timetable for the printing, filing and public dissemination of Allegheny's annual and quarterly statements. Similarly, Allegheny shall authorize Allegheny's Auditors to make available to the Supply Holdco Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Allegheny and work papers related to the annual audits and quarterly reviews of Allegheny, in all cases within a reasonable time prior to Allegheny's Auditors' opinion date, so that the Supply Holdco Auditors are able to perform the procedures they consider necessary to take responsibility for the work of the Allegheny Auditors as it relates to the Supply Holdco Auditors' report on Supply Holdco's financial statements, all within sufficient time to enable Supply Holdco to meet its timetable for the printing, filing and public dissemination of Supply Holdco's annual and quarterly financial statements.

              (e) NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. Supply Holdco shall give Allegheny as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Supply Holdco will consult with Allegheny and, if requested by Allegheny, Supply Holdco will consult with Allegheny's Auditors with respect thereto. Allegheny shall give Supply Holdco as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

              (f)    CONFLICT WITH THIRD-PARTY  AGREEMENTS.  Nothing in Sections
       6.3 and 6.4 shall require Supply Holdco to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; PROVIDED, HOWEVER, that in the event that Supply Holdco is required under Sections 6.3 and 6.4 to disclose any such information, Supply Holdco shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information. Similarly, nothing in Sections 6.3 and 6.4 shall require Allegheny to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary information relating to that third party or its business; PROVIDED, HOWEVER, that in the event that Allegheny is required under Sections 6.3 and 6.4 to disclose such information, Allegheny shall use all commercially reasonable efforts to seek to obtain such party's consent to the disclosure of such information.

       Section 6.5 CONSISTENCY WITH PAST PRACTICES. At all times before the Distribution Date, Allegheny will cause Supply Holdco to continue to conduct business in the ordinary course, including but not limited to acquisitions, divestitures and project financings, consistent with past practices.

       Section 6.6 PAYMENT OF EXPENSES. Supply Holdco shall pay all underwriting fees, discounts and commissions incurred in connection with the IPO. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the IPO or the Distribution, all other out-of-pocket costs and expenses of the parties hereto in connection with the preparation of this Agreement and the Ancillary Agreements, the IPO and the Distribution shall be paid by Allegheny. Notwithstanding the foregoing, Supply Holdco shall pay any internal fees, costs and expenses incurred by Supply Holdco in connection with the Separation, the IPO and the Distribution.

       Section 6.7 DISPUTE RESOLUTION. Except as otherwise set forth in any Ancillary Agreement, resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "DISPUTES"), shall be exclusively governed by and settled in accordance with the provisions of this Section 6.7:

              (a) NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through negotiation. Within thirty (30) days after notice of a Dispute is given by either party to the other party, each party shall select one or more representatives who are vice presidents, senior vice presidents or executive vice presidents of such party, which representatives shall meet and make a good faith attempt to resolve such Dispute and shall continue to negotiate in good faith in an effort to resolve the Dispute or renegotiate the applicable section or provision without the necessity of any formal proceedings. If such representatives fail to resolve a Dispute within thirty (30) days after the first meeting of the representatives, such Dispute shall be referred to the chief executive officers of each of the parties for resolution.

       During the course of negotiations under this Section 6.7(a), all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

              (b) PROCEEDINGS. Nothing herein, however, shall prohibit either party from initiating litigation or other judicial or administrative proceedings if such party would be substantially harmed by a failure to act during the time that such good faith efforts are being made to resolve the Dispute through negotiation. In the event that litigation is commenced under this Section 6.7(b), the parties agree to continue to attempt to resolve any Dispute according to the terms of Section 6.7(a) during the course of such litigation proceedings under this Section 6.7(b).

       Section 6.8 REGULATORY APPROVALS. Each of Allegheny and Supply Holdco acknowledge that certain of the transactions contemplated by the Predecessor Transactions, the Pre-IPO Reorganization Transactions, this Agreement and the Ancillary Agreements are subject to certain conditions established by applicable government regulations, orders, and approvals ("EXISTING AUTHORITY"). Each party hereto intends to implement the Predecessor Transactions, Pre-IPO Reorganization Transactions, this Agreement, the Ancillary Agreements and the transactions contemplated thereby consistent with and to the extent permitted by Existing Authority and to cooperate toward obtaining and maintaining in effect such Regulatory Approvals as may be required in order to implement the Predecessor Transactions, the Pre-IPO Reorganization Transactions, this Agreement and each of the Ancillary Agreements as fully as possible in accordance with their respective terms. To the extent that any of the transactions contemplated by the Predecessor Transactions, Pre-IPO Reorganization Transactions, this Agreement or any Ancillary Agreement require any Regulatory Approvals, each of Allegheny and Supply Holdco will use its reasonable commercial efforts to obtain any such Regulatory Approvals.

       Section 6.9 REGULATORY EFFECT OF DISTRIBUTION. Allegheny and Supply Holdco intend that the Distribution will result in Supply Holdco and its Subsidiaries losing their status under the Act , as "affiliates" or "subsidiaries" of Allegheny or of any of its Subsidiaries, and that Supply Holdco will not be a registered holding company under the Act. To the extent a doubt arises as to that legal effect, at the request of either Allegheny or Supply Holdco, the parties shall cooperate in resolving such doubt to achieve that mutual goal through reasonable changes in business practices, cooperating towards regulatory or judicial filings or proceedings or obtaining no-action letter relief.

       Section 6.10 CONTINUANCE OF ALLEGHENY CREDIT SUPPORT Notwithstanding any other provision of this Agreement or the provisions of any Ancillary Agreement to the contrary, the parties hereby agree that (i) Allegheny shall maintain in full force and effect each guarantee, letter of credit, or other credit support document, instrument or other similar arrangement issued for the benefit of any Person in the Supply Holdco Group by or on behalf of Allegheny (the "CREDIT SUPPORT ARRANGEMENTS") which is outstanding as of the Separation Date, until such time as such Credit Support Arrangement terminates in accordance with its terms or is otherwise released at the request of Supply Holdco; PROVIDED, that Supply Holdco shall use commercially reasonable efforts, at the request of Allegheny, to attempt to release or replace any Credit Support Arrangement for which such replacement or release is reasonably available; and (ii) after the Separation Date and until the Distribution Date, upon the request of Supply Holdco, Allegheny shall issue additional Credit Support Arrangements for the benefit of Supply Holdco; PROVIDED, that Allegheny shall not be obligated to issue any such additional Credit Support Arrangements to the extent that the aggregate amount of all outstanding Credit Support Arrangements for the benefit of the Supply Holdco Group would exceed the amount permitted and approved by the Regulatory Authorities; PROVIDED, FURTHER, that Allegheny shall not be required to provide any such additional Credit Support Arrangements on terms that are materially more burdensome to Allegheny than the terms of the Credit Support Arrangements outstanding on the date of this Agreement; and PROVIDED, FURTHER, that Allegheny may condition such additional Credit Support Arrangements such that they may expire approximately twelve (12) months following the Distribution. In consideration of Allegheny's provision of the Credit Support Arrangements, Supply Holdco shall pay to Allegheny, beginning on the IPO Closing Date, a monthly credit support fee in an amount equal to 0.2% per annum, computed on a daily basis, payable within 15 days of invoice, on the guaranteed amounts that remain outstanding plus the out-of-pocket cost of the Credit Support Arrangement.

       Section 6.11 ASSIGNMENT OF AGREEMENTS. Effective as of the Separation Date, Allegheny shall assign, transfer, convey and deliver to Supply Holdco, and agrees to cause its applicable Subsidiaries to assign, transfer, convey and deliver to Supply Holdco's applicable Subsidiaries, and Supply Holdco hereby accepts from Allegheny, and agrees to cause its applicable Subsidiaries to accept from Allegheny's applicable Subsidiaries, all of Allegheny's and its applicable Subsidiaries' respective right, title and interest in and to the documents and agreements listed on Schedule 6.11 attached hereto (each an "ASSIGNED AGREEMENT"). To the extent that Allegheny's or its applicable Subsidiaries' respective right, title and interest in and to any Assigned
Agreement may not be assigned without the consent of another Person which consent has not been obtained, this provision shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Allegheny will use, and will cause each of its Subsidiaries to use, its commercially reasonable efforts to obtain any such required consent(s) by the Distribution Date. The parties agree that if any consent to an assignment of any Assigned Agreement shall not be obtained or if any attempted assignment would be ineffective or would impair Supply Holdco's or its applicable Subsidiaries' rights and obligations under such Assigned Agreement, such that Supply Holdco would not in effect acquire the benefit of all such rights and obligations, Allegheny, to the maximum extent permitted by law and such Assigned Agreement, shall enter into such reasonable arrangements with Supply Holdco as are necessary to provide Supply Holdco or its applicable Subsidiary with the benefits and obligations of such Assigned Agreement from the Separation Date. The parties shall cooperate and shall each use commercially reasonable efforts after the Separation Date to obtain an assignment of such Assigned Agreement to Supply Holdco.

                                   ARTICLE VII

                                  MISCELLANEOUS

       Section 7.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE ALLEGHENY GROUP OR SUPPLY HOLDCO GROUP BE LIABLE TO ANY OTHER MEMBER OF THE ALLEGHENY GROUP OR SUPPLY HOLDCO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THIS AGREEMENT OR IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

       Section 7.2 ENTIRE AGREEMENT. This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

       Section 7.3 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Maryland as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

       Section 7.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of Allegheny without the approval of Supply Holdco. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Allegheny and Supply Holdco. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

       Section 7.5 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's President at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

       Section 7.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

       Section 7.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

       Section 7.8 SEVERABILITY. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

       Section 7.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Schedules or Exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

       Section 7.10 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such Agreement.

       Section 7.11 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

       Section 7.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

       Section 7.13 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

       WHEREFORE,   the  parties   have  signed  this  Master   Separation   and
Distribution Agreement effective as of the date first set forth above.


                                                  ALLEGHENY ENERGY, INC.


                                                  By:  _________________________
                                                         Name:
                                                         Title:


                                                  [____________________________]



                                                  By:  _________________________
                                                         Name:
                                                         Title:

                                                                   SCHEDULE 6.11
                                                                   -------------


                            DOCUMENTS AND AGREEMENTS
                     ASSIGNED BY ALLEGHENY TO SUPPLY HOLDCO














                                     6.11-1

                                                                       EXHIBIT A
                                                                       ---------


                             ALLEGHENY ENERGY, INC.
                             SECRETARY'S CERTIFICATE

                                                                       EXHIBIT B
                                                                       ---------


                                  SUPPLY HOLDCO
                             SECRETARY'S CERTIFICATE

                                                                       EXHIBIT C
                                                                       ---------


                         INTELLECTUAL PROPERTY OWNERSHIP
                                    AGREEMENT

                                                                       EXHIBIT D
                                                                       ---------


                           EMPLOYEE MATTERS AGREEMENT

                                                                       EXHIBIT E
                                                                       ---------


                          TAX INDEMNIFICATION AGREEMENT

                                                                       EXHIBIT F
                                                                       ---------


                         TRANSITIONAL SERVICES AGREEMENT

                                                                       EXHIBIT G
                                                                       ---------


                        CONFIDENTIAL DISCLOSURE AGREEMENT

                                                                       EXHIBIT H
                                                                       ---------


                          INDEMNIFICATION AND INSURANCE
                                MATTERS AGREEMENT







                                      H-1